EXHIBIT 3.01

AMENDED AND RESTATED

BY-LAWS

OF

GEE GROUP INC.

Adopted by the Board of Directors

on

April 27, 2023

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AMENDED AND RESTATED

BY-LAWS

OF

GEE GROUP INC.

ARTICLE I

OFFICES

The principal office of GEE Group Inc. (the “Corporation”) shall be within or without the State of Illinois, as the business of the Corporation may require, as determined by the Board of Directors from time to time.

The registered office of the Corporation required by the Illinois Business Corporation Act of 1983 (the “Act”) to be maintained in the State of Illinois may be, but need not be, identical with the principal office in the State of Illinois. The address of the registered office may be changed from time to time by the Board of Directors.

  ARTICLE II

SHAREHOLDERS

SECTION 1 ANNUAL MEETING: TRANSACTION OF BUSINESS, NOMINATION OF DIRECTORS. The annual meeting of the shareholders shall be held at such place, on such date and at such time as shall be designated from time to time by the Board of Directors. The meeting shall be held for the purpose of electing Directors and for the transaction of such other business as is brought properly before the meeting in accordance with these By-Laws. If the election of Directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be, or by written consent as provided for in Section 14 herein.

At any annual meeting of the shareholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been brought properly before the meeting. For nominations to be made properly at an annual meeting, and proposals of other business to be brought properly before an annual meeting, nominations and proposals of other business must be: (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought properly before the annual meeting by or at the direction of the Board of Directors, or (c) otherwise requested properly to be brought before the annual meeting by a shareholder who (i) is a shareholder of record on the record date for the determination of shareholders entitled to vote at such annual meeting, on the date such shareholder provides timely notice to the Corporation as provided herein and on the date of the annual meeting and (ii) complies with the notice requirements set forth in this Section 1.

In addition to any other applicable requirements, for nominations to be made properly at an annual meeting by a shareholder, and proposals of other business to be brought properly before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder’s notice to the Secretary must be delivered to and received at the principal executive office of the Corporation not less than ninety days and not more than one hundred twenty days prior to the anniversary date of the preceding annual meeting of shareholders; provided, however, that if the annual meeting is called for a date that is not within twenty-five days before or after such anniversary date, notice by the shareholder must be so delivered and received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public announcement in a press release or in a filing with the Securities and Exchange Commission of the date of the annual meeting was made, whichever first occurs. Neither any adjournment or postponement of an annual meeting, nor the public announcement thereof, shall commence a new time period for the giving of a shareholder’s notice pursuant to the preceding sentence. In addition to being timely, a shareholder’s notice must be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive office of the Corporation.

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A shareholder’s notice to the Secretary (whether given pursuant to this Section 1 or Section 2 of Article II) shall include the following, as applicable:

(1) As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the shareholder’s notice must set forth: (i) the name and address of such shareholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith (each a “Proposing Party” and, collectively, the “Proposing Parties”); (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by each of the Proposing Parties, (B) (x) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, (y) any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or (z) any contract, derivative, swap or other agreement, transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including where the value of such contract, derivative, swap or other agreement, transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, in each of clauses (x), (y) and (z) whether or not such instrument, contract or right may be settled in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether a Proposing Party may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by any of the Proposing Parties, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which any of the Proposing Parties has a right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by any of the Proposing Parties, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Party with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, “Short Interests”), (E) any rights to dividends on the shares of the Corporation owned beneficially by any of the Proposing Parties that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which any of the Proposing Parties is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or similar entity, (G) any performance related fees (other than an asset-based fee) that any of the Proposing Parties are entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such Proposing Party’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by any of the Proposing Parties, and (I) any direct or indirect interest of any of the Proposing Parties in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); and (iii) any other information relating to each of the Proposing Parties that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder;

(2) If the notice relates to any business other than a nomination of a Director or Directors that the shareholder proposes to bring before the meeting, the notice must, in addition to the matters set forth in paragraph (1) above, also set forth: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting; (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the By-Laws of the Corporation, the text of the proposed amendment); (iii) any material interest of the shareholder in such business; and (iv) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

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(3) As to any person the shareholder proposes to nominate for election or reelection to the Board of Directors, the shareholder’s notice must, in addition to the matters set forth in paragraph (1) above, set forth: (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (ii) a description of all direct and indirect compensation and other material financial agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any of the Proposing Parties, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if any of the Proposing Parties were the “registrant” for purposes of such rule and the nominee were a Director or executive officer of such registrant; and

(4) With respect to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in paragraphs (1) and (3) above, also include a completed and signed questionnaire, representation and agreement as set forth below in this Section 1 of these By-Laws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein.

To be eligible to be a nominee for election or reelection as a Director of the Corporation, a person nominated by a shareholder for election or reelection to the Board of Directors must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 1 or Section 2 of Article II of these By-Laws, as applicable) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties as a Director, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, indemnification or other material financial agreement, arrangement or understanding in connection with service or action as a Director that has not been disclosed therein, (c) will comply with the Company’s stock ownership guidelines for directors, if any, and has disclosed therein whether all or any portion of securities of the Corporation owned by such person were purchased with any financial assistance provided by any other person and whether any other person has any interest in such securities, and (d) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time.

Notwithstanding anything in these By-Laws to the contrary, no nominations of Directors shall be made, and no other business shall be conducted, at the annual meeting except in accordance with the procedures set forth in this Section 1, and any such business must be a proper matter for shareholder action.

The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made or a proposal for business was not brought properly in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination or business proposal shall be disregarded.

For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

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Notwithstanding the provisions of these By-Laws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1 and Section 2 of Article II of these By-Laws; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1 and Section 2 of Article II of these By-Laws. Nothing in these By-Laws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Subject to Rule 14a-8 under the Exchange Act, nothing in these By-Laws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of Director or Directors or any other business proposal.

SECTION 2 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors or by a shareholder (or shareholders) holding not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called.

SECTION 3 PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Illinois and.in lieu of holding an annual meeting of shareholder at a designated place, the Board of Directors may, in its sole discretion, determine that any annual meeting or any special meeting of shareholders may be held solely by means of remote communication.

SECTION 4 NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the cases of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Chief Executive Officer, any President, or the Secretary or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid.

SECTION 5 FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, to provide written consent to corporate action with-out a meeting, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty days, immediately preceding such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

SECTION 6 VOTING LISTS. The Secretary shall make, or cause to have made, within twenty days after the record date for a meeting of shareholders or at least ten days before every meeting of shareholders, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder and to copying at the shareholder’s expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

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SECTION 7 QUORUM. Unless otherwise provided in the Articles of Incorporation, a majority of the outstanding shares of the Corporation, entitled to vote on a matter, present in person or represented by proxy, shall constitute a quorum for consideration of such matters at any meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the IBCA or the Articles of Incorporation, as in effect on the date of such determination. If a quorum is not present or represented at any meeting of shareholders, the Chairman of the meeting, or if so requested by the Chairman, the shareholders present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than the announcement at the meeting, until a quorum shall be present or represented. In addition, the Chairman of any meeting of shareholders shall have the power to adjourn the meeting at the request of the Board of Directors if the Board of Directors determines that adjournment is necessary or appropriate to enable shareholders to fully consider information which the Board of Directors determines has not been made sufficiently or timely available to shareholders or is otherwise in the best interests of shareholders.

SECTION 8 PROXIES. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by delivering a valid appointment to the person so appointed or such person’s agent; provided, however, no shareholder may name more than two persons as proxies to attend and to vote the shareholder’s shares at any meeting of shareholders. Without limiting the manner in which a shareholder may appoint such a proxy pursuant to these By--Laws, the following shall constitute valid means by which a shareholder may make such an appointment:

(a)	A shareholder may sign a proxy appointment form. The shareholder’s signature may be affixed by any reasonable means, including, but not limited to, by facsimile signature.

(b)

A shareholder may transmit or authorize the transmission of a telegram, cablegram, or other means of electronic transmission; provided that any such transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the shareholder. If it is determined that the telegram, cablegram, or other electronic transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Each proxy continues in full force and effect until revoked by the person appointing the proxy prior to the vote pursuant thereto, except as otherwise provided by law. Such revocation may be effected by a writing delivered to the Secretary of the Corporation stating that the proxy is revoked or by a subsequent delivery of a valid proxy by, or by the attendance at the meeting and voting in person by the person appointing the proxy. The dates of the proxy shall presumptively determine the order of appointment.

SECTION 9 VOTING OF SHARES. Except as provided in the articles of incorporation, each outstanding share entitled to vote with respect to a matter submitted to a meeting of shareholders shall be entitled to one vote upon such matter and, in all elections for Directors, every shareholder entitled to vote in an election of Directors, shall have the right to vote the number of shares owned by such shareholder for as many persons as there are Directors to be elected; provided that, vacancies on the Board of Directors may be filled as provided in Section 9, Article III of these By-Laws. A shareholder may vote either in person or by proxy. No shareholder of the Corporation shall be entitled to cumulative voting rights in the election of Directors. Unless otherwise provided in the articles of incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of Directors to be elected.

SECTION 10 VOTING OF SHARES BY CERTAIN HOLDERS. Shares of this Corporation held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

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Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation.

Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor, or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

SECTION 11 VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order that voting be by ballot.

SECTION 12 INSPECTORS OF ELECTION. The Board of Directors in advance of any meeting of shareholders may appoint inspectors to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the officer or person acting as chairman at any such meeting may, and on the request of any shareholder or his proxy, shall make such appointment. In case any person appointed as inspector shall fail to appear or to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the officer or person acting as chairman.

Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

SECTION 13 SHAREHOLDER ACTION BY WRITTEN CONSENT. Unless otherwise provided by law or by the Articles of Incorporation, any action required to be taken at any meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, is signed (a) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (b) by all of the shareholders entitled to vote with respect to the subject matter thereof. If such consent is signed by less than all the shareholders entitled to vote, then such consent shall become effective only if at least five (5) days prior to the execution of consent a notice in writing is delivered to all the shareholders entitled to vote with respect to the subject matter thereof and, after the effective date of the consent, prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be delivered in writing to those shareholders who have not consented in writing.

In the case of action to be taken by a shareholder or shareholders by written consent, no written consent shall be effective to take the action referred to therein unless written consents signed by a sufficient number of shareholders to take such action are delivered to and received by the Corporation in accordance with this Section within sixty days of the record date for taking such action by written consent, or if no such record date has been set, the date the earliest dated written consent was received by the Corporation in accordance with this Section.

Every written consent shall be signed by one or more persons who as of the record date are shareholders of record on such record date, shall bear the date of signature of each such shareholder, and shall set forth the name and address, as they appear in the Corporation’s books, of each shareholder signing such consent and the class and number of shares of the Corporation which are owned of record and beneficially by each such shareholder and shall be delivered to and received by the Secretary of the Corporation at the Corporation’s principal office by hand, electronic mail, facsimile or by certified or registered mail, return receipt requested.

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ARTICLE III

DIRECTORS

SECTION 1 GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

SECTION 2 NUMBER. TENURE AND QUALIFICATIONS. The number of Directors of the Corporation shall be seven (7). The Directors shall be divided into three classes by resolution of the Board which shall be designated Class I, Class II and Class III, respectively, among which the total number of Directors shall be apportioned as nearly equally as possible. The initial Class I Directors shall initially serve for a term expiring at the first annual meeting of shareholders after their election (i.e. the Corporation’s 2023 Annual Meeting of Shareholders). The initial Class II Directors shall initially serve for a term expiring at the second annual meeting of shareholders after their election (i.e. the Corporation’s 2024 Annual Meeting of Shareholders). The initial Class III Directors shall initially serve for a term expiring at the third annual meeting of shareholders after their election (i.e. the Corporation’s 2025 Annual Meeting of Shareholders). At each annual meeting of shareholders of the Company, Directors elected to succeed those Directors whose terms expire at such annual meeting shall be elected for a term of office to expire at the third annual meeting of shareholders of the Corporation following their election. Despite the expiration of a Director’s term, he or she shall continue to serve until the next meeting of shareholders at which Directors are elected. Directors need not be residents of Illinois or shareholders of the Corporation.

SECTION 3 REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held for the election of officers and such other business, without notice other than this By-Law, immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President, or of any four Directors. The persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the Board of Directors.

SECTION 5 NOTICE. Notice of any special meeting shall be given: (i) at least one day prior thereto if the notice is given personally or by an electronic transmission, (ii) at least two business days prior thereto if the notice is given by having it delivered by a third party entity that provides delivery services in the ordinary course of business and guarantees delivery of the notice to the Director no later than the following business day, and (iii) at least seven days prior thereto if the notice is given by mail. For this purpose, the term “electronic transmission” may include, but shall not be limited to, facsimile or other electronic means. Notice shall be delivered to the Director’s business address and/or telephone number and shall be deemed given upon electronic transmission, upon delivery to the third party delivery service, or upon being deposited in the United States mail with postage thereon prepaid. Any Director may waive notice of any meeting by signing a written waiver of notice either before or after the meeting. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need to be specified in the notice or waiver of notice of such meeting.

SECTION 6 QUORUM. A majority of the number of Directors fixed by these By-Laws shall constitute a quorum for transaction of business at any meeting of the Board of Directors; provided, that if less than a majority of such number of Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

SECTION 7 MANNER OF VOTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

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SECTION 8 INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be.

The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more Directors. All the approvals evidencing the consent shall be delivered to the Secretary of the Corporation to be filed in the corporate records. The action taken shall be effective when all the Directors have approved the consent unless the consent specifies a different effective date.

Any such consent signed by all the Directors or all the members of a committee shall have the same effect as a unanimous vote.

SECTION 9 VACANCIES. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of Directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A Director elected to fill a vacancy shall serve until the next annual meeting of shareholders. A majority of Directors then in office may also fill one or more vacancies arising between meetings of shareholders by reason of an increase in the number of Directors or otherwise, and any Director so selected shall serve until the next annual meeting of shareholders, provided that at no time may the number of Directors selected to fill vacancies in this manner during any interim period between meetings of shareholders exceed 33-1/3 percent of the total membership of the Board of Directors.

SECTION 10 RESIGNATION OR REMOVAL OF DIRECTORS. A director may resign at any time upon written notice to the Board of Directors, its Chairman, if any, or the President or Secretary of the corporation. A resignation shall be effective when notice is given unless the notice specifies a future date. No acceptance of the resignation is required. The pending vacancy resulting from a prospective resignation may be filled before the effective date, but the successor shall not take office until the effective date. One or more of the directors may be removed, with or without cause, at a meeting of shareholders, by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors; provided, however, that no director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice, and only the named director or directors may be removed at such meeting. Any director may be removed from office in accordance with the IBCA.

SECTION 11 PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors or any committee thereof at which action on any corporate matter is taken is conclusively presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless he or she files his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or forwards such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SECTION 12 ADMINISTRATION OF THE MEETING. The Chairman of the Board shall preside over each meeting of the Board of Directors. If the Chairman of the Board is absent, a Chairman chosen at the meeting shall preside over the meeting of the Board of Directors.

SECTION 13 TELEPHONE CONFERENCE MEETINGS. Unless otherwise restricted by the Articles of Incorporation or these By-laws, members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in and act at any meeting of the Board of Directors or any committee using a conference telephone or other communications equipment that allows all persons participating in the meeting to hear each other. Participation in such a manner constitutes attendance and presence in person at the meeting.

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ARTICLE IV

COMMITTEES

SECTION 1 APPOINTMENT. A majority of the Board of Directors may create one or more committees and appoint members of the Board to serve on the committee or committees. Each committee shall have one or more members, who serve at the pleasure of the Board. The Board shall designate one member of each committee to be chairman of the committee. The Board shall designate a secretary of each committee who may be, but need not be, a member of the committee or the Board.

SECTION 2 COMMITTEE MEETINGS. A majority of any committee shall constitute a quorum and the act of the majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee. A committee may act by unanimous consent in writing without a meeting. Committee meetings may be called by the Chairman of the Board, the chairman of the committee, or any two of the committee’s members. The time and place of committee meetings shall be designated in the notice of such meeting. Notice of each committee meeting shall be given to each committee member. Each Committee shall keep minutes of its proceedings.

SECTION 3 AUDIT COMMITTEE. The Board of Directors shall appoint an Audit Committee. The composition of the members and the duties of such committee shall be as set forth in the Audit Committee Charter. The Audit Committee shall appoint annually a firm of independent public accountants as auditors of the Corporation. Should the Audit Committee for any reason determine that such appointment be terminated, the Audit Committee shall appoint another firm of independent public accountants to act as auditors of the Corporation.

SECTION 4 COMPENSATION COMMITTEE. The Board of Directors shall appoint a Compensation Committee. The composition of the members and the duties of such committee shall be as set forth in the Compensation Committee Charter.

SECTION 5 NOMINATIONS AND GOVERNANCE COMMITTEE. The Board of Directors shall appoint a Nominations and Governance Committee. The composition of the members and the duties of such committee shall be as set forth in the Nominations and Governance Committee Charter.

ARTICLE V

OFFICERS

SECTION 1 NUMBER. The Officers of the Corporation shall be the Chairman of the Board, the Chief Executive Officer, one or more Presidents, the Treasurer, one or more Vice Presidents, a Secretary, and such other officers as the Board of Directors may elect or the Chairman of the Board may appoint. Any two offices may be held by the same person.

SECTION 2 ELECTION AND TERM OF OFFICE. The Board of Directors may elect any Officer.

The Officers of the Corporation shall be elected or appointed annually. Each year, the Board of Directors shall elect Officers at the first meeting of the Board of Directors held after the annual meeting of shareholders. If the Board of Directors does not elect Officers at such meeting, such election shall be held as soon thereafter as conveniently may be.

Vacancies or new offices may be filled at any time as set forth in Section 4 of this Article V.

Each Officer shall hold office until his or her successor shall have been duly elected or appointed and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3 RESIGNATION AND REMOVAL OF OFFICERS. Any Officer may resign at any time upon written notice to the Corporation directed to the Board of Directors or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein and no acceptance of such resignation shall be necessary to make it effective.

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Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.

SECTION 4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5 CHAIRMAN OF THE BOARD OF DIRECTORS The chairman of the board of directors, if a chairman of the board of directors has been elected and is serving, shall preside at all meetings of the shareholders and board of directors and shall perform such other duties as the board of directors may from time to time prescribe.

SECTION 6 PRESIDENT. In the event that a chairman has not been elected, then all of the duties of the chairman shall be performed by the president. The president shall be the chief executive officer of the corporation. In the absence of the chairman, the president shall preside at all meetings of the shareholders and of the board of directors. The president may sign, under or without the seal of the corporation, and either individually or with the secretary, an assistant secretary or any other proper officer of the corporation thereunto duly authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed except in cases where the execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation or shall be required by law to be otherwise executed. In general, the president shall see that all orders and resolutions of the board are carried into effect, shall perform all duties incident to and shall have the general powers of supervision and management usually vested in the office of president and chief executive officer of a corporation, and shall perform such other duties as may be prescribed from time to time by the board of directors.

SECTION 7 VICE PRESIDENTS. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board of directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, including, without limitation, the duties of the chairman if and as assumed by the president as a result of the absence of the chairman or his inability or refusal to act, and the vice president, when so acting, shall have all of the powers and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these bylaws, the vice president may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments that the board of directors has authorized be executed. The vice president may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. Each vice president shall perform such other duties as from time to time may be assigned to him by the president or the board of directors.

SECTION 8 SECRETARY. The secretary shall: (a) keep records of corporate action, including the minutes of meetings of the shareholders and the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post office address of such shareholder which shall be furnished to the secretary by such shareholder; (e) sign, with the chairman, the president or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the chairman, the president or the board of directors.

SECTION 9 TREASURER. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine. The treasurer shall be the chief financial officer of the corporation. The treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for money due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these by-laws. The treasurer shall in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to the treasurer by the president or the board of directors.

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SECTION 10 GENERAL POWERS OF OFFICERS. The Chairman of the Board, the President and , the Treasurer, may sign without countersignature any deeds, mortgages, bonds, contracts, reports to public agencies, or other instruments whether or not the Board of Directors has expressly authorized execution of such instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By--Laws solely to some other Officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. Any other Officer of this Corporation may sign contracts, reports to public agencies, or other instruments which are in the regular course of business and within the scope of his or her authority, except where signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other Officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.

ARTICLE VI

CERTIFICATES FOR SHARES, UNCERTIFICATED SHARES

AND THEIR TRANSFER

SECTION 1 CERTIFICATES FOR SHARES AND UNCERTIFICATED SHARES. The issued shares of the Corporation shall be represented by certificates or shall be uncertificated shares. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by any one of the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, or the President, and shall be countersigned by the Secretary or an Assistant Secretary and shall be sealed with the seal, or a facsimile of the seal, of the Corporation. If a certificate is countersigned by a Transfer Agent or Registrar, other than the Corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles. In case any Officer of the Corporation, or any officer or employee of the Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon such certificate ceases to be an Officer of the Corporation, or an officer or employee of the Transfer Agent or Registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if the Officer of the Corporation, or the officer or employee of the Transfer Agent or Registrar had not ceased to be such at the date of its issue. Each certificate representing shares shall state: that the Corporation is organized under the laws of the State of Illinois; the name of the person to whom issued; the number and class of shares; and the designation of the series, if any, which such certificate represents. Each certificate shall be consecutively numbered or otherwise identified. The Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation’s shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and rights and obligations of the holders of certificates representing shares of the same class and series shall be identical. The name of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate or uncertificated shares shall be issued in replacement therefor until the former certificate for a like number of shares shall have been surrendered and canceled, except in the case of lost, destroyed or mutilated certificates.

SECTION 2 TRANSFER AGENT AND REGISTRAR. The Board of Directors may from time to time appoint such Transfer Agents and Registrars in such locations as it shall determine, and may, in its discretion, appoint a single entity to act in the capacity of both Transfer Agent and Registrar in any one location.

SECTION 3 TRANSFER OF SHARES. Transfers of shares of the Corporation shall be made only on the books of the Corporation at the request of the holder of record thereof or of his attorney, lawfully constituted in writing, and on surrender for cancellation of the certificate for such shares, unless such shares are uncertificated. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

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SECTION 4 LOST. DESTROYED OR MUTILATED CERTIFICATES. In case of lost, destroyed or mutilated certificates, duplicate certificates shall be issued to the person claiming the loss, destruction or mutilation, provided:

(a)

that the claimant furnishes an affidavit stating the facts of such loss, destruction or mutilation so far as known to him or her and further stating that the affidavit is made to induce the Corporation to issue a duplicate certificate or certificates; and that issuance of the duplicate certificate or certificates is approved:

(i) in a case involving a certificate or certificates for more than 1,000 shares, by the Chairman of the Board, the President, the Treasurer, or the Secretary; or

(ii) in a case involving a certificate or certificates for 1,000 shares or less, by the Transfer Agent appointed by the Board of Directors for the transfer of the shares represented by such certificate or certificates;

in each case upon receipt of a bond, with one or more sureties, in the amount to be determined by the party giving such approval; or

(b)	that issuance of the said duplicate certificate or certificates is approved by the Board of Directors upon such terms and conditions as it shall determine.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall be determined by the board of directors.

ARTICLE VIII

VOTING SHARES OR INTERESTS IN OTHER CORPORATIONS

The Chairman of the Board, the President or the Treasurer, and each of them, shall have the authority to act for the Corporation by voting any shares or exercising any other interest owned by the Corporation in any other corporation or other business association, including wholly or partially owned subsidiaries of the Corporation, such authority to include, but not be limited to, power to attend any meeting of any such corporation or other business association, to vote shares in the election of directors and upon any other matter coming before any such meeting, to waive notice of any such meeting and to consent to the holding thereof without notice, and to appoint a proxy or proxies to represent the Corporation at any such meeting with all the powers that the said Officer would have under this section if personally present.

ARTICLE IX

DISTRIBUTIONS TO SHAREHOLDERS

The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders, subject to any restriction in the Articles of Incorporation and subject also to the limitations prescribed by law.

ARTICLE X

SEAL

The Corporate Seal of the Corporation shall be in the form designated by the Board of Directors and shall have inscribed thereon the name of the Corporation and the words “an Illinois Corporation.”

ARTICLE XI

WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the IBCA, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

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ARTICLE XII

AMENDMENTS

These By-Laws may be made, altered, amended or repealed in whole or in part, by the shareholders or by the Board of Directors at any meeting duly held in accordance with these By-Laws, provided that notice of the meeting includes notice of the proposed amendments, alterations, or repeal.

ARTICLE XIII

INDEMNIFICATION

This Article XIII shall be deemed to grant to each person who, at any time that Article IV of the Articles of Incorporation is in effect, serves or agrees to serve in any capacity which entitles such person to indemnification under Article IV of the Articles of Incorporation, rights against the Corporation to enforce the provisions of Article IV of the Articles of Incorporation. Such rights are contract rights between the Corporation and each such person to whom they are extended that vest at the commencement of such person’s service to or at the request of the Corporation. Any repeal, amendment or modification of Article IV of the Articles of Incorporation, or any repeal or modification of the IBCA or any other applicable law, that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to any actual or alleged state of facts, occurrence, action or omission occurring prior to the time of such amendment or modification, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission, and all of such rights shall continue as to any such person who has ceased to be a director, officer, employee or agent of the Corporation or ceased to serve at the Corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such person’s heirs, executors and administrators.

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